Exhibit 10.1

FIRST AMENDMENT TO

SUBSCRIPTION AGREEMENT

This FIRST AMENDMENT, dated as of 8th day of April, 2022 (this “Amendment”), by and between Hycroft Mining Holding Corporation, a Delaware corporation (the “Company”), and American Multi-Cinema, Inc., a Missouri corporation (the “Holder”), amends that certain Subscription Agreement entered into as of March 14, 2022, by and between the Company and the Holder (the “Subscription Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Subscription Agreement.

RECITALS

WHEREAS, pursuant to Section 6.4 of the Subscription Agreement, the Subscription Agreement may be modified by an instrument in writing, signed by the party against whom enforcement of such modification, waiver, or termination is sought;

WHEREAS, pursuant to Rule 5640 – Voting Rights Policy of the Nasdaq Stock Market Listing Requirements (“Rule 5640”), the Nasdaq Stock Market requires that Section 4.5 of the Subscription Agreement be amended to limit the Holder’s right to appoint a Board Designee in the event that the Holder’s ownership of voting securities of the Company is less than 5% of the voting power of the Company; and

WHEREAS, the parties are willing to modify Section 4.5 of the Subscription Agreement to incorporate the limitation of Rule 5640.

NOW, THEREFORE, BE IT RESOLVED, in consideration of the premises and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

1.             Amendment.      Section 4.5 of the Subscription Agreement is deleted in its entirety and replaced with the following:

4.5 For so long as Subscriber continues to beneficially own and retain the voting power of at least 50% of the Shares purchased pursuant to this Agreement, the Company, the Nominating and Corporate Governance Committee of the Company’s board of directors (the “Board”) and the Board will take all actions to appoint a representative of the Subscriber, including any substitutions or replacements (the “Board Designee”) to the Company’s Board within 30 days of the date hereof and in connection with any annual meeting of the stockholders of the Company or any special meeting of the stockholders of the Company at which directors are to be elected, the Nominating and Corporate Governance Committee of the Board shall recommend the nomination of, and the Board shall nominate for reelection, recommend that the Company’s stockholders vote in favor of election to the Board of, and solicit proxies in favor of the election of, and the Company and the Board shall otherwise take all actions as are reasonable necessary or desirable to reelect, the Board Designee. Notwithstanding the foregoing and for the avoidance of doubt, if AMC’s ownership of the Company’s voting securities is less than 5%, then the Company’s obligation under this Section 4.5 to appoint the Board Designee shall terminate.

2.             Miscellaneous.

(a)               Full Force and Effect. Except as expressly set forth herein, this Amendment does not constitute a waiver or modification of any provision of the Subscription Agreement. Except as expressly amended hereby, the Subscription Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Subscription Agreement, the terms “the Agreement,” “herein,” “hereof,” “hereinafter,” “hereto” and words of similar import, shall, unless the context otherwise requires, mean the Subscription Agreement as amended by this Amendment. References to the terms “Agreement” appearing in the Exhibits or Schedules to the Subscription Agreement, shall, unless the context otherwise requires, mean the Subscription Agreement as amended by this Amendment.

(b)               Headings and Terms. The headings in this Amendment are for purposes of reference only and shall not be considered in construing this Amendment. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)               Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original and all together shall constitute one agreement. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(d)               Law Governing. This Amendment shall be construed and enforced in accordance with and shall be governed by the laws and in the manner of the Subscription Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first written above.

COMPANY:

HYCROFT MINING HOLDING CORPORATION

By:	/s/ Diane R. Garrett, Ph.D.
Name:	Diane R. Garrett, Ph.D.
Title:	President and Chief Executive Officer

HOLDER:

AMERICAN MULTI-CINEMA, INC.

By:	/s/ Kevin Connor
Name:	Kevin Connor
Title:	Senior Vice President, General Counsel and Secretary